As filed with the Securities and Exchange Commission on June 23, 2017.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

People’s United Financial, Inc.

(Exact name of registrant as specified in its charter)

Delaware	20-8447891
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

People’s United Financial, Inc.

850 Main Street

Bridgeport, CT 06604

(Address of principal executive offices) (Zip code)

People’s United Financial, Inc. Amended

and Restated 2014 Long-Term Incentive Plan

(Full title of the plan)

Robert E. Trautmann

Senior Executive Vice President and General Counsel

People’s United Financial, Inc.

850 Main Street

Bridgeport, CT 06604

(Name and address of agent for service)

(203) 338-7171

(Telephone number, including area code, of agent for service)

With copies of all notices, orders and communications to:

Lee A. Meyerson, Esq.

Simpson Thacher & Bartlett LLP

425 Lexington Avenue

New York, New York 10017-3954

(212) 455-2000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee(2)
Common Stock, $.01 par value	41,850,000 shares	$17.49	$731,956,500	$84,833.76

(1)	Represents 41,850,000 shares of People’s United Financial, Inc. common stock, $0.01 par value per share (“Common Stock”), approved for issuance pursuant to the People’s United Financial, Inc. Amended and Restated 2014 Long-Term Incentive Plan (the “Amended and Restated LTIP”), which was amended and restated on April 20, 2017. For additional information, see explanatory note below. In addition to the shares of Common Stock set forth in the table above, pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers an indeterminable number of shares of Common Stock issuable under the Amended and Restated LTIP, to prevent dilution resulting from stock splits, stock distributions or similar transactions.
(2)	Pursuant to Rule 457(c) and Rule 457(h) under the Securities Act, the proposed maximum offering price per share, the proposed maximum aggregate offering price and the amount of registration fee have been computed on the basis of the average of the high and low prices per share of the People’s United Financial, Inc.’s Common Stock reported on the Nasdaq Global Select Market on June 20, 2017.

EXPLANATORY NOTE

On April 20, 2017, at the annual meeting of shareholders of People’s United Financial, Inc. (the “Company”), the Company’s shareholders approved the Amended and Restated 2014 Long-Term Incentive Plan (the “Amended and Restated LTIP” and, prior to such amendment and restatement, the “LTIP”). Among other things, the Amended and Restated LTIP provides that the number of shares of Common Stock (the “Shares”), which may be granted under the Amended and Restated LTIP shall be increased by 41,850,000 in addition to the 34,000,000 Shares which were previously authorized for issuance under the LTIP.

This Registration Statement on Form S-8 (the “Registration Statement”) relates to the additional 41,850,000 Shares authorized for issuance under the Amended and Restated LTIP.

Pursuant to Section E of the General Instructions to Form S-8, the contents of the Registration Statement on Form S-8 with respect to the LTIP, filed by Registrant with the Securities and Exchange Commission (the “Commission”) on May 15, 2014 (File No. 333-195996) and the Registration Statement on Form S-8 with respect to the Chittenden Corporation Deferred Compensation Plan, filed by the Registrant with the Commission on August 9, 2011 (File No. 333-176163) are hereby incorporated by reference into this Registration Statement, except that the provisions contained in Part II of such previously-filed registration statements are modified as set forth in this Registration Statement.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information specified in Item 1 and Item 2 of Part I of Form S-8 is omitted from this Registration Statement in accordance with the provisions of Rule 428 under the Securities Act. The documents containing the information specified in this Part I will be delivered to the participants in the Amended and Restated LTIP covered by this Registration Statement as specified by Rule 428(b)(1) under the Securities Act. Such documents are not required to be, and are not, filed with the Commission either as part of this Registration Statement or as a prospectus or prospectus supplement pursuant to Rule 424 under the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed with the Commission by the Company pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”) are hereby incorporated by reference (excluding any information “furnished,” but not “filed” with the Commission) in this Registration Statement:

(a)	the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016;

(b)	the Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2017;

(c)	the Registrant’s Current Reports on Form 8-K filed on January 24, 2017; February 17, 2017; April 3, 2017; and April 25, 2017, as amended on May 25, 2017; and

(d)	the description of the Company’s Common Stock contained in the Company’s Registration Statement on Form 8-A filed on February 22, 2007 (File No. 001-33326), as amended by the description of the amendment and restatement of the Company’s Second Restated Certificate of Incorporation, as amended, as described on pages 60-61 of the Company’s definitive proxy statement on Schedule 14A filed on March 8, 2013, as further amended by the description of the amendment to the Company’s Third Amended and Restated Certificate of Incorporation as described on page 57 of the Company’s definitive proxy statement on Schedule 14A filed on March 11, 2016 and as further amended by the description of the amendment to the Company’s Third Amended and Restated Certificate of Incorporation as described on page 76 of the Company’s definitive proxy statement on Schedule 14A filed on March 9, 2017.

All documents that the Company subsequently files pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement (except for any portions of the Company’s Current Reports on Form 8-K furnished pursuant to Item 2.02 or Item 7.01 thereof and any corresponding exhibits thereto not filed with the Commission) and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits.

For a list of exhibits, see the Exhibit Index in this Registration Statement, which is incorporated into this Item by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bridgeport, State of Connecticut on this 15th day of June, 2017.

PEOPLE’S UNITED FINANCIAL, INC.

By:	/s/ John P. Barnes
Name: John P. Barnes
Title: President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints John P. Barnes and Robert E. Trautmann his or her true and lawful agent, proxy and attorney-in-fact, each acting alone with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8 together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, and (iii) take any and all actions which may be necessary or appropriate in connection therewith, granting unto such agents, proxies and attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing necessary or appropriate to be done, as fully for all intents and purposes as he or she might or could do in person, hereby approving, ratifying and confirming all that such agents, proxies and attorneys-in-fact, any of them or any of his or her or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement and power of attorney has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ John P. Barnes	President, Chief Executive Officer and Director (Principal Executive Officer)	June 15, 2017
John P. Barnes

/s/ R. David Rosato R. David Rosato	Senior Executive Vice President and Chief Financial Officer (Principal Financial Officer)	June 15, 2017

/s/ Jeffrey A. Hoyt	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)	June 15, 2017
Jeffrey A. Hoyt

/s/ Collin P. Baron	Director	June 15, 2017
Collin P. Baron

/s/ George P. Carter	Director	June 15, 2017
George P. Carter

/s/ William F. Cruger, Jr.	Director	June 15, 2017
William F. Cruger, Jr.

/s/ John K. Dwight	Director	June 15, 2017
John K. Dwight

/s/ Jerry Franklin	Director	June 15, 2017
Jerry Franklin

/s/ Janet M. Hansen	Director	June 15, 2017
Janet M. Hansen

/s/ Nancy McAllister	Director	June 15, 2017
Nancy McAllister

/s/ Mark W. Richards	Director	June 15, 2017
Mark W. Richards

/s/ Kirk W. Walters	Director	June 15, 2017
Kirk W. Walters

EXHIBIT INDEX

Exhibit Number	Description

4.1	Third Amended and Restated Certificate of Incorporation of People’s United Financial, Inc. (incorporated by reference to Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on May 10, 2017) (File No. 001-33326)).

4.2	Eighth Amended and Restated Bylaws of People’s United Financial, Inc. (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on January 24, 2017) (File No. 001-33326)).

4.3	People’s United Financial, Inc. Amended and Restated 2014 Long-Term Incentive Plan (incorporated by reference to Exhibit 10.7 to the Company’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on May 10, 2017) (File No. 001-33326)).

5.1	Opinion of Simpson Thacher & Bartlett LLP.*

23.1	Consent of KPMG LLP.*

23.2	Consent of Simpson Thacher & Bartlett LLP (included as part of Exhibit 5.1).*

24.1	Power of Attorney (included as part of the signature page to this Registration Statement).

*	Filed herewith